Exhibit 11.1

Consent of Independent Auditors

We hereby consent to the use in this Offering Circular constituting a part of this Offering Statement on Form 1-A, of our reports dated March 6, 2020 relating to the consolidated financial statements of Zenleaf, LLC, as of September 30, 2019 and 2018 for the year ended September 30, 2019 and for the period from October 27, 2017 (inception) to September 30, 2018 which are contained in this Offering Statement.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Offering Statement.

DALE MATHESON CARR-HILTON LABONTE LLP

/s/DMCL

Chartered Professional Accountants

Vancouver, British Columbia

April 21, 2020

Consent of Independent Auditors

We hereby consent to the use in this Offering Circular constituting a part of this Offering Statement on Form 1-A, of our report dated March 6, 2020 relating to the financial statements of Zenlabs Holdings Inc. for the period from inception (March 4, 2019) to September 30, 2019, which is contained in this Offering Statement.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Offering Statement.

DALE MATHESON CARR-HILTON LABONTE LLP

/s/DMCL

Chartered Professional Accountants

Vancouver, British Columbia

April 21, 2020